Exhibit 10.1

OPTION EXCHANGE AND SURRENDER AGREEMENT

This Option Exchange and Surrender Agreement (this “Agreement”) is entered into as of [_______ ___], 2026, by and between Milestone Scientific Inc., a Delaware corporation (the “Company”), and [Participant Name] (“Participant”).

WHEREAS, Participant holds certain outstanding options to purchase shares of the Company’s Common Stock granted under the 2020 Equity Incentive Plan of the Company (the “Plan”); and

WHEREAS, the Company is offering eligible optionholders the opportunity to surrender certain outstanding options in exchange for new options, pursuant to the terms of this Agreement and the related option exchange program approved by the Compensation Committee of the Board of Directors of the Company (the “Exchange Program”); and

WHEREAS, Participant wishes to surrender the Eligible Options (as defined below) in exchange for the Replacement Options described herein;

1. Definitions. For the purposes of this Agreement, the definitions set out in the Plan shall apply to this Agreement as such definitions apply to the Plan and in addition the terms set forth below A shall have the meanings ascribed thereto (unless the context requires otherwise).

“Eligible Options” means the stock options listed on Exhibit A attached hereto.

“Surrender Date” means [_____________].

“Replacement Options” means the new stock options to be granted under Section 3 of this Agreement.

2. Surrender of Eligible Options. Effective as of the Surrender Date, Participant hereby irrevocably surrenders, cancels, and forfeits all right, title, and interest in and to the Eligible Options, including any vested or unvested portion thereof. Following the Surrender Date, the Eligible Options shall be null and void and no longer outstanding.

3. Grant of Replacement Option. The Company shall grant Participant a Replacement Option on the following terms:

Date of Grant:

Exercise Price Per Share[1]:	$
Total Number of Shares:	2,000,000
Total Exercise Price:	$
Type of Option:	__________ Incentive Stock Option[2]
______X____ Nonstatutory Stock Option
Expiration Date:	Ten (10) years from Date of Grant, the expiration Date of the Eligible Option surrendered.
Payment of Exercise Price:	Same as for Eligible Option surrendered.

Vesting Commencement Date:	August [●], 2025, the Vesting Commencement Date of the Eligible Option surrendered.

Vesting Schedule:	A total of 500,000 Shares, constituting twenty-five (25%) of the total number of Shares subject to the Option, shall be or become vested and be or become exercisable on the date of grant of the Replacement Option, including the 200,000 Shares that vested upon the Vesting Commencement Date. Thereafter, 750,000 shares shall vest on the one year anniversary of the Vesting Commencement Date and on the second annual anniversary of the Vesting Commencement Date, subject to Grantee being (i) employed by the Company or any of its Subsidiaries and designated as an employee of the Company or such Subsidiary on its payroll records on the applicable Vesting Date and unless Grantee has remained continuously so employed since the Date of Grant of the Option, or (ii) a Nonemployee Director serving as a member of the Board or as a member of a board of directors of a Subsidiary on such Vesting Date (each a “Service Provider” and the termination of which being a “Termination of Service” and the date thereof, the “Termination Date”).

Other Terms:	Except as expressly modified above, all other terms of the Replacement Option shall be the same as the Eligible Option surrendered.

1 The greater of the fair market value of the Company’s common stock on the date of grant and $0.27 per share.

2 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

4. Stockholder Approval. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Agreement are subject to receipt of any stockholder approval required under the NYSE American Company Guide or applicable law.

5. Governing Plan and Agreement: The Replacement Option shall be subject to the Plan and the separate award agreement.

6. Tax Acknowledgments. Participant acknowledges that the exchange may have tax consequences, and that the Company has not provided tax advice. Participant has been advised to consult a personal tax advisor regarding the consequences of participation in the Exchange Program.

6. No Continued Service Rights. Nothing in this Agreement confers upon Participant any right to continued employment, consulting, or other service relationship with the Company.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles.

8. Entire Agreement. This Agreement, together with the Plan and any applicable award agreements, constitutes the entire understanding between the parties regarding the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MILESTONE SCIENTIFIC INC.

By:
Name:
Title:

PARTICIPANT

Signature:
Name:
Date:

Exhibit A

Eligible Options3

Option Grantee	Date of Grant	Number of Shares	Original Option Exercise Price
Eric Hines	August 1, 2025	2,000,000	$0.50
Jason Papes	August 6, 2025	2,000,000	$0.45

ELECTION TO PARTICIPATE IN OPTION SURRENDER AND EXCHANGE

This Election is made by the undersigned Participant pursuant to the Option Exchange and Surrender Agreement and the related Exchange Program offered by Milestone Scientific Inc. Terms defined in the Option Exchange and Surrender Agreement and not otherwise defined herein are used herein as defined in the Option Exchange and Surrender Agreement.

1. Participant Information.

Name: __________________________

Email Address: __________________________

2. Election. By submitting this Election, Participant hereby:

☐ Elects to participate in the Exchange Program and to surrender all Eligible Options listed on Exhibit A pursuant to the Option Exchange and Surrender Agreement.

☐ Declines to participate in the Exchange Program and retains all outstanding options (no action required).

3. Acknowledgments. By electing to participate, Participant acknowledges and agrees that:

(a) The surrender of Eligible Options is irrevocable after the election deadline;

(b) Replacement Options are subject to Committee approval and applicable plan terms.

(c) The surrender and exchange of the Eligible Options and the grant of Replacement Options are subject to receipt of any stockholder approval required under the NYSE American Company Guide or applicable law.

(d) Participation may have tax and financial consequences.

(e) Eligible Options surrendered will be canceled even if the Replacement Option is forfeited in the future.

4. Deadline. This Election must be submitted no later than [5:00 p.m. DST, _______ __, 2026]. Elections submitted after this deadline will not be accepted.

PARTICIPANT SIGNATURE

I acknowledge that I have read and understand the Exchange Program documents and voluntarily make this Election.

Signature:
Name:
Date:

3 Each Option Exchange and Surrender Agreement to reflect the surrender of one of the above Eligible Options.